                                                                    EXHIBIT 10.4


                            INDEMNIFICATION AGREEMENT

         THIS INDEMNIFICATION AGREEMENT (the "Agreement") is made as of this o day of o, 2001, by and among THE PROFIT RECOVERY GROUP INTERNATIONAL, INC., a Georgia corporation ("PRGX"), HOWARD SCHULTZ & ASSOCIATES INTERNATIONAL, INC., a Texas corporation ("HSA-Texas"), HOWARD SCHULTZ, a Texas resident ("H. Schultz"), ANDREW H. SCHULTZ, a Texas resident ("A. Schultz"), each of the trusts identified on the signature pages hereto (collectively, the "Trusts" and individually a "Trust") and H. SCHULTZ, as the Shareholders' representative ("Shareholders' Representative").

                              W I T N E S S E T H :


         WHEREAS, H. Schultz, A. Schultz and the Trust are the holders of a majority of the outstanding equity of HSA-Texas;

         WHEREAS, H. Schultz is the holder of a majority of the outstanding equity of HOWARD SCHULTZ & ASSOCIATES (ASIA) LIMITED, a Hong Kong corporation ("Asia"), and HS&A INTERNATIONAL PTE LTD., a Singapore corporation ("Singapore");

         WHEREAS, the Trust is the sole holder of the outstanding equity of HOWARD SCHULTZ & ASSOCIATES (AUSTRALIA), INC., a Texas corporation ("Australia") and HOWARD SCHULTZ & ASSOCIATES (CANADA), INC., a Texas corporation ("Canada");

         WHEREAS, in accordance with that certain Agreement and Plan of Reorganization relating to the acquisition of assets of HSA-Texas (the "Asset Agreement") dated as of August 3, 2001 by and among PRGX, HSA-Texas, H. Schultz,
A. Schultz and the Trust, PRGX has agreed to acquire substantially all of the assets and certain of the liabilities of HSA-Texas for the consideration and upon the terms and conditions set forth in the Asset Agreement; and

         WHEREAS, in accordance with that certain Agreement and Plan of Reorganization relating to the acquisition of equity of Asia, Singapore, Australia and Canada (the "Stock Agreement") dated as of August 3, 2001 by and among PRGX, H. Schultz, A. Schultz, the Trust and L. Schultz, PRGX has agreed to acquire substantially all of the outstanding equity of the following entities:
Asia, Singapore, Australia and Canada (collectively, Asia, Singapore, Australia and Canada being the "Stock Companies"); and

         WHEREAS, in accordance with Article 7 of the Asset Agreement, (a) HSA-Texas, H. Schultz, A. Schultz and the Trusts (other than the AHS Irrevocable Trust), jointly and severally, have agreed, and the AHS Irrevocable Trust, severally, has agreed, to indemnify and hold PRGX, and its subsidiaries, affiliates, directors, officers, employees and agents (collectively, the "PRGX Indemnified Parties"), harmless from and against all Section 7.1 Indemnified Claims as defined therein and (b) PRGX has agreed to indemnify and hold HSA-Texas, H. Schultz, A. Schultz, the Trust and the affiliates, directors, officers, employees and agents of HSA-Texas, H. Schultz, A. Schultz, the Trust (collectively, the "HSA-Texas Indemnified Parties") harmless from and against all Section 7.2 Indemnified Claims as defined therein;

         WHEREAS, in accordance with Article 6 of the Stock Agreement, (a) H. Schultz and A. Schultz, jointly and severally (and prior to the Closing as defined in the Stock Agreement, H. Schultz and A. Schultz, and the Stock Companies, jointly and severally), have agreed to indemnify and hold the PRGX Indemnified Parties, harmless from and against all Section 6.1 Indemnified Claims as defined therein and (b) PRGX has agreed to indemnify and hold the HSA-Texas Indemnified Parties harmless from and against all Section 6.2 Indemnified Claims as defined therein;

         WHEREAS, each of the parties to the Asset Agreement and the Stock Agreement (collectively, the Asset Agreement and the Stock Agreement being the "Acquisition Agreements") desires to set forth herein the procedures for asserting and responding to claims for indemnification arising under the Acquisition Agreements and set forth certain limitations on the indemnification provided for in the Acquisition Agreements;

         WHEREAS, pursuant to Article 11.1 of the Asset Agreement and Article VIII of the Stock Agreement, each shareholder of HSA-Texas party to the Asset Agreement and each shareholder of the Stock Companies irrevocably appointed H. Schultz, and any successor to H. Schultz appointed pursuant thereto (referred to herein as the "Shareholders' Representative"), as the true and lawful agent and attorney-in-fact of such Person with full power of substitution and with full power and authority to act in the name, place and stead of such Person with respect to certain matters, including the settling of all claims, matters, disputes or disagreements under this Indemnification Agreement; and

         WHEREAS, as required by the Acquisition Agreements and as an inducement to the consummation of the transactions contemplated in the Acquisition Agreements, the parties hereto desire to set forth certain agreements regarding indemnification under the Acquisition Agreements;

         WHEREAS, capitalized terms not otherwise defined herein (or with respect to which there is no reference to the document in which such capitalized term is defined) shall have the meanings assigned to them in the Asset Agreement;

         NOW, THEREFORE, in consideration of the premises, the mutual representations, warranties and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       PROCEDURES REGARDING INDEMNIFICATION.

                  (a) Definitions. Each Person who has obligations to indemnify others under either of the Acquisition Agreements is referred to herein in such capacity as the "Indemnifying Party" and each Person who is entitled to be indemnified under either of the Acquisition Agreements is referred to herein in such capacity as the "Indemnified Party".

                  (b) Procedure-Third Party Claims. Promptly after receipt by an Indemnified Party of notice by a third party of any claim, complaint or the commencement of any action or proceeding with any Governmental Entity with respect to which such Indemnified Party may be entitled to receive payment from the Indemnifying Party(ies) for any indemnified claims under either or both of the Acquisition Agreements, such Indemnified Party shall notify the Indemnifying Party of such claim or demand or of the commencement of such action or proceeding and provide copies of all


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

pleadings and other documentation relating to such claim, demand, complaint, action or proceeding; provided, however, that the failure so to notify the Indemnifying Party shall relieve the Indemnifying Party from liability for such claim only if, and only to the extent that, such failure to notify the Indemnifying Party results in the forfeiture by the Indemnifying Party of material rights and defenses otherwise available to the Indemnifying Party with respect to such claim, demand, action or proceeding. The Indemnifying Party shall have the right, upon written notice delivered to the Indemnified Party within twenty (20) days thereafter, to assume the defense of such claim, demand, action or proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of the fees and disbursements of such counsel. In the event, however, that the Indemnifying Party declines or fails to assume the defense of the claim, demand, action or proceeding or to employ counsel reasonably satisfactory to the Indemnified Party, in either case within such 20-day period, then such Indemnified Party may employ legal counsel to represent or defend such Indemnified Party in any such claim, demand, action or proceeding and the Indemnifying Party shall pay the reasonable fees and disbursements of such legal counsel as incurred; provided, however, that the Indemnifying Party shall not be required to pay the fees and disbursements of more than one legal counsel for all Indemnified Parties in any jurisdiction in any single claim, demand, action or proceeding. In any claim, demand, action or proceeding with respect to which indemnification is being sought hereunder, the Indemnified Party or the Indemnifying Party, whichever is not assuming the defense thereof, shall have the right to participate in such defense and to retain such party's own counsel at such party's own expense. The Indemnifying Party or the Indemnified Party, as the case may be, shall at all times use reasonable efforts to keep the other party(ies) reasonably apprised of the status of the defense of any claim, demand, action or proceeding the defense of which such party is maintaining, and to cooperate in good faith with each other with respect to the defense of any such claim, demand, action or proceeding.

                  (c) Settlement of Third Party Claims. No Indemnified Party may settle or compromise any claim, demand, action or proceeding or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party, unless such settlement, compromise or consent includes an unconditional release of the Indemnifying Party from all liability arising out of such claim without payment of consideration and without any adverse consequence whatsoever to the Indemnifying Party of the type described below in clause (ii) of this Section 1(c). An Indemnifying Party may not, without the prior written consent of the Indemnified Party, settle or compromise any claim, demand, action or proceeding or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless (i) the Indemnifying Party shall pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness thereof; (ii) the terms or effect of the settlement shall not encumber any of the assets of any Indemnified Party or any affiliate thereof, or contain or result in any restriction, interference or condition that would apply to such Indemnified Party or its affiliates or to the conduct of any of their respective businesses; and (iii) shall obtain, as a condition of such settlement, a complete and unconditional release of each Indemnified Party. If a firm, written offer is made to settle any such third party claim, demand, action or proceeding and the Indemnifying Party proposes to accept such settlement and the Indemnified Party refuses to consent to such settlement, then: (A) the Indemnifying Party shall be excused from, and the Indemnified Party shall be solely responsible for, all further defense of such third party claim, demand, action or proceeding; and (B) the maximum liability of the Indemnifying Party relating to such third party claim, demand, action or proceeding shall be the amount of the proposed settlement if the amount thereafter recovered from the Indemnified Party


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

on such third party claim, demand, action or proceeding is greater than the amount of the proposed settlement.

                  (d) Procedure-Other Claims. In the event an Indemnified Party shall claim a right to payment pursuant to either or both of the Acquisition Agreements which does not involve a third party claim, demand, action or proceeding, such Indemnified Party shall send written notice of such claim to the Indemnifying Party(ies). Such notice shall specify the basis for such claim and shall be accompanied by copies of relevant documentation relating to such claim. As promptly as possible after the Indemnified Party has given such notice, such Indemnified Party and the Indemnifying Party shall establish the merits and the amount of such claim (by mutual agreement, litigation, arbitration or otherwise) and within five (5) business days after the final determination of the merits and amount of such claim, the Indemnifying Party shall pay to the Indemnified Party immediately available funds in an amount equal to such claim as determined hereunder.

                  (e) The Shareholders' Representative shall in all events act under this Agreement for each and all of HSA-Texas, H. Schultz and A. Schultz, and the Trusts whether as an Indemnified Party or an Indemnifying Party, pursuant to the authority given to the Shareholders' Representative under the applicable sections of the Acquisition Agreements. PRGX and each of the PRGX Indemnified Parties shall have the right to deal exclusively with the Shareholders' Representative in respect of all matters relating to HSA-Texas, H. Schultz and A. Schultz under this Agreement.

         2. PAYMENT OF INDEMNIFIED CLAIMS. The Shareholders' Representative acting on behalf of each of HSA-Texas, H. Schultz and A. Schultz as indemnifying parties (collectively, the "Schultz Indemnifying Parties") shall have the option to pay any Section 7.1 Indemnified Claims, as defined in the Asset Agreement, and any Section 6.1 Indemnified Claims, as defined in the Stock Agreement (collectively, the Section 7.1 Indemnified Claims and the Section 6.1 Indemnified Claims being the "Schultz Indemnified Claims") either in cash or by delivery of that number of shares of PRGX Common Stock equal to the amount of such Schultz Indemnified Claim divided by the average closing sale price per share of PRGX Common Stock as reported in The Wall Street Journal for the last ten trading days immediately preceding the day such shares of PRGX Common Stock are tendered to the PRGX Indemnified Parties in payment of such Schultz Indemnified Claims.

         3. SURVIVAL. All representations and warranties contained in (a) the Acquisition Agreements, (b) the HSA-Texas Transaction Documents and the PRGX Transaction Documents, as defined in the Asset Agreement, and (c) the Shareholders' Transaction Documents and the PRGX Transaction Documents, as defined in the Stock Agreement, delivered at the Closing or made in writing in connection herewith shall survive the execution and delivery of the Acquisition Agreements and this Agreement, any examination by or on behalf of the party or parties to whom they were made, the Closing and the completion of the transactions contemplated herein for a period ending on that date (the "General Expiration Date"), which is 60 days after the date of issuance of PRGX independent auditor's report in respect of the second annual audited financial statements issued after the Closing Date which include the Acquired Assets under the Asset Agreement and the business of the Stock Companies in the financial position and results of operation of PRGX and shall thereafter cease to be of any force and effect, except for:


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

                  (i) claims as to which notice has been given in accordance with Section 1 hereof prior to the General Expiration Date and which are pending on such General Expiration Date;

                  (ii) claims based on the breach or nonfulfillment of representations, warranties, covenants and agreements relating to (A) Taxes, (B) Employee Benefit Plans, or (C) any litigation, arbitrations and mediations that existed on or at any time prior to the Effective Date, each of which shall survive until the end of the statute of limitations applicable to the underlying claim for which indemnification is sought;

                  (iii) claims based on the breach or nonfulfilment of representations, warranties, covenants and agreements relating to compliance by any of the Companies with applicable laws, orders, rules and regulations of all Governmental Entities, each of which shall survive until the third anniversary of the Closing Date; and

                  (iv) representations and warranties with respect to ownership of the capital stock of each Company, as defined in the Asset Agreement, and of the Stock Companies, each of which shall survive without expiration. All covenants and agreements contained in (A) the Acquisition Agreements, (B) the HSA-Texas Transaction Documents and the PRGX Transaction Documents, as defined in the Asset Agreement, and (C) the Shareholders' Transaction Documents and the PRGX Transaction Documents, as defined in the Stock Agreement shall survive the execution, delivery and closing of this Acquisition Agreements and the consummation of the transactions contemplated therein for a period ending on the General Expiration Date, provided that any covenant which expressly specifies a period for performance shall survive until the end of such specified period. In addition, notwithstanding anything to the contrary contained herein or in the Acquisition Agreements, in the event of a breach of a representation or warranty or failure to perform a covenant or agreement by a party which constitutes civil fraud, the representation, warranty, covenant or agreement shall survive the consummation of the transactions contemplated in the Acquisition Agreements and continue in full force and effect thereafter with respect to such fraud until the expiration of the applicable statute of limitations for civil fraud.

         4.       LIMITATIONS.

                  (a)      Base Amount.

                           (i) Notwithstanding anything to the contrary
contained herein or in the Acquisition Agreements, PRGX will not assert a claim against any Schultz Indemnifying Party for indemnification pursuant to Section
7.1 of the Asset Agreement and/or pursuant to Section 6.1 of the Stock Agreement until the total of all Section 7.1. Indemnified Claims under the Asset Agreement and all Section 6.1 Indemnified Claims under the Stock Agreement equals or exceeds in the aggregate $3,000,000 (the "Base Amount"), at which time, all
Section 7.1 Indemnified Claims under the Asset Agreement and Section 6.1 Indemnified Claims under the Stock Agreement, including the Base Amount, may be claimed in full and, if indemnifiable under the Article 7 of the Asset Agreement or Article 6 of the Stock Agreement, as the case may be, shall be indemnified in full; provided however, PRGX shall have the right to be indemnified without regard to such Base Amount for claims relating to or arising from (A) the matters described in Section 7.1(c)-(j) of the Asset Agreement, except with respect to claims under


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

Section 7.1(g) of the Asset Agreement, the deductible contained therein shall apply; (B) Section 6.1(c)-(h) of the Stock Agreement, except with respect to claims under Section 6.1(e) of the Stock Agreement, the deductible contained therein shall apply; (C) claims in respect of payroll and other Tax liabilities;
(D) liabilities arising from breaches of representations and warranties contained in Section 5.22 of the Asset Agreement; (E) compliance with Executive Order 11246; (F) ownership of any equity interest in any Company; (G) existing litigation, arbitrations, or mediations, and (H) claims based on noncompliance by any of the Companies with applicable laws, orders, rules and regulations of Governmental Entities.


                           (ii) Notwithstanding anything to the contrary
contained herein or in the Acquisition Agreements, neither H. Schultz, A. Schultz, the Trust, HSA-Texas shall assert any claim against PRGX for indemnification pursuant to Section 7.2 of the Asset Agreement or Section 6.2 of the Stock Agreement until the total of all Section 7.2 Indemnified Claims under the Asset Agreement and all Section 6.2 Indemnified Claims under the Stock Agreement equal or exceed the Base Amount, at which time all such Section 7.2 Indemnified Claims and Section 6.2 Indemnified Claims including the Base Amount may be claimed in full and if indemnifiable under the respective Acquisition Agreements and this Agreement shall be indemnified in full.

                  (b)      Cap.

                           (i) Notwithstanding anything to the contrary
contained herein or in the Acquisition Agreements, in no event will the Schultz Indemnifying Parties be liable for aggregate Section 7.1 Indemnified Claims under the Asset Agreement and Section 6.1 Indemnified Claims under the Stock Agreement exceeding $_______, being thirty-five percent (35%) the aggregate amount of the Consideration under the Asset Agreement and the Consideration under the Stock Agreement, with the shares of PRGX Common Stock constituting such aggregate Considerations based on the PRGX Average Price as defined in the Asset Agreement (the "Cap").

                           (ii) Notwithstanding anything to the contrary
contained herein or in the Acquisition Agreements, in no event will PRGX be liable for aggregate Section 7.2 Indemnified Claims under the Asset Agreement and Section 6.2 Indemnified Claims under the Stock Agreement exceeding the Cap.

                  (c) Materiality. Notwithstanding anything in this Agreement or the Acquisition Agreements to the contrary, for purposes of determining (i) whether the PRGX Indemnified Parties have a Section 7.1 Indemnified Claim under the Asset Agreement or a Section 6.1 Indemnified Claim under the Stock Agreement against any of the Schultz Indemnifying Parties or
(ii) whether the H. Schultz, A. Schultz, the Trust or HSA-Texas have a Section
7.2 Indemnified Claim under the Asset Agreement or a Section 6.2 Indemnified Claim under the Stock Agreement against PRGX, all references to "material,""materiality," "Material Adverse Effect," or words of similar meaning or import included in any representation, warranty, covenant or agreement shall be completely disregarded, and such representation, warranty, covenant or agreement shall be read as if the applicable representation, warranty, covenant or agreement, as the case may be, had been written without such words. It is the intention of the parties hereto that the concept of materiality as a limitation in any such representation, warranty, covenant or agreement is for the purpose of determining whether the closing conditions under the Acquisition Agreements have been


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

fulfilled and met or whether the parties thereto have breached such representation, warranty, covenant or agreement prior to Closing; however, such words are not intended to limit the right of any PRGX Indemnified Party(ies) to recover, or the amount of such recovery with respect to all claims, liabilities, damages, losses, costs and expenses (including reasonable attorneys' fees and costs of curing any breach of any representation, warranty, agreement or covenant) incurred or suffered by any of them and arising out of any such
Section 7.1 Indemnified Claim or Section 7.2 Indemnified Claim under the Asset Agreement or Section 6.1 Indemnified Claim or Section 6.2 Indemnified Claim under the Stock Agreement, as the case may be.

         5.       MISCELLANEOUS PROVISIONS.

                  (a) Severability. If any provision of this Agreement is prohibited by the laws of any jurisdiction as those laws apply to this Agreement, that provision shall be ineffective to the extent of such prohibition and/or shall be modified to conform with such laws, without invalidating the remaining provisions hereto.

                  (b)      Amendment; Modification; Extension; Waiver.

                           (v) This Agreement may be amended by the parties
hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Acquisition by the shareholders of PRGX and HSA-Texas, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of the NASDAQ Stock Market requires further approval by the PRGX shareholders without such further approval; provided, however, this Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                           (vi) At any time prior to the Closing, the parties
may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 9.2(g), waive compliance with any of the agreements or conditions contained in this Agreement. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by each of the parties hereto. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  (c) Assignment, Survival and Binding Agreement. This Agreement, the other HSA-Texas Transaction Documents and the other PRGX Transaction Documents (a) may not be assigned by PRGX on or prior to the Closing without the prior written consent of HSA-Texas and Shareholders (except for an assignment to a wholly owned subsidiary of PRGX, which may be made without the prior consent of, but with notice to, HSA-Texas provided that, in such event, the assignor shall remain obligated hereunder in the same manner as if such assignment had not been effected); (b) may not be assigned by PRGX after the Closing without the prior written consent of HSA-Texas and Shareholders' Representative, except for (i) an assignment to an affiliate of PRGX, which may be made without the prior consent of, but with notice to, HSA-


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

Texas and Shareholders' Representative; provided that, in such event, the assignor shall remain obligated hereunder in the same manner as if such assignment had not been effected and (ii) in the event of a merger, consolidation, reorganization or similar transaction of PRGX with a Person where such other Person is the surviving entity of such transaction, this Agreement may be assigned by PRGX without the prior consent of, but with notice to, HSA-Texas and Shareholders' Representative; and (c) may not be assigned by HSA-Texas or Shareholders at any time, without the prior written consent of PRGX. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns. The parties hereto acknowledge that PRGX intends to transfer and assign the Acquired Assets and the Assumed Liabilities to PRGUSA, its wholly-owned subsidiary, as soon as practicable after the Closing, whereupon all obligations of PRGX referred to herein with respect to such Acquired Assets and Assumed Liabilities shall thereafter be deemed to be primary obligations of PRGUSA, for which PRGX shall be secondarily liable, and acknowledge that this sentence constitutes notice of such assignment.

                  (d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (e) Notices. All notices, requests, demands, claims or other communications hereunder will be in writing and shall be deemed duly given if personally delivered, sent by telefax, sent by a recognized overnight delivery service which guarantees next-day delivery ("Overnight Delivery") or mailed by certified mail, return receipt requested, postage prepaid and addressed to the intended recipient, as set forth below:

If to any Schultz
Indemnifying Party:        Shareholders' Representative
                           Howard Schultz & Associates International, Inc.
                           9924 LBJ Freeway
                           Dallas, TX  75243
                           Attention: Howard Schultz
                           Telefax: (972) 690-7584

     with a copy to:       Malouf Lynch Jackson & Swinson
                           600 Preston Commons East
                           8115 Preston Road
                           Dallas, TX  75225
                           Attention:  Curtis Swinson, Esq.
                           Telefax: (214) 273-0567

     with a copy to:       Michael Glazer
                           Howard Schultz & Associates International, Inc.
                           9924 LBJ Freeway
                           Dallas, TX  75243
                           Telefax: (972) 690-7584

     If to PRGX or PRGX:   The Profit Recovery Group USA, Inc.
                           2300 Windy Ridge Parkway
                           Suite 100 North
                           Atlanta, GA  30339-8426
                           Attention:  Clinton McKellar, Jr.
                           Senior Vice President & General Counsel
                           Telefax: (770) 779-3034

     with a copy to:       Arnall Golden Gregory LLP
                           1201 West Peachtree Street, Suite 2800
                           Atlanta, Georgia 30309-3400
                           Attention:  Jonathan Golden, Esq.
                           Telefax: (404) 873-8701

or at such other address as any party hereto notifies the other parties hereof in writing. The parties hereto agree that notices or other communications that are sent in accordance herewith (i) by personal delivery or telefax, will be deemed received on the day sent or on the first business day thereafter if not sent on a business day (with written confirmation of receipt), (ii) by Overnight Delivery, will be deemed received on the first business day immediately following the date sent, and (iii) by certified U.S. Mail, return receipt requested, will be deemed received three (3) business days immediately following the date sent. For purposes of this Agreement, a "business day" is a day on which U.S. national banks are open for business and shall not include a Saturday or Sunday or legal holiday. Notwithstanding anything to the contrary in this Agreement, no action shall be required of the parties hereto except on a business day and in the event an action is required on a day which is not a business day, such action shall be required to be performed on the next succeeding day which is a business day.

                  (f) Entire Agreement; No Third Party Beneficiaries. Except for the Nondisclosure Agreement, which remains in full force and effect in accordance with the terms thereof, and the Acquisition Agreements, this Agreement constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, is not intended to confer upon any Person other than PRGX, HSA-Texas, the Stock Companies, H. Schultz, A. Schultz and the Trust, any rights or remedies hereunder.

                  (g) Further Assurances. The parties to this Agreement agree to execute and deliver, both before and after the closing, any additional information or documents or agreements contemplated hereby and/or necessary or appropriate to effect and consummate the transactions contemplated hereby.

                  (h) Choice of Law. This Agreement and all documents executed in connection therewith shall be governed by, and construed in accordance with, the laws of the State of Georgia, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

                  (i)      Consent to Jurisdiction. Each of the parties hereto
(a) consents to submit itself to the personal jurisdiction of any federal court located in the Northern District of Georgia


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

or, if there is not a basis for federal court jurisdiction, a Superior Court of Cobb County, Georgia in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the Northern District of Georgia or a Cobb County Superior Court.

                  (j)      Dispute Resolution.

                           (i) Financial Matters. Notwithstanding any provision
of this Agreement to the contrary, all disputes, controversies or claims arising out of or relating to this Agreement or the transactions contemplated hereby relating to financial matters shall be resolved by agreement among the parties, or, if not so resolved within forty-five (45) days following written notice of dispute given by either party hereto to the other, by arbitration in accordance with Title 9 of the United States Code (the United States Arbitration Act), the Commercial Arbitration Rules of the American Arbitration Association, and its Optional Rules for Emergency Measures of Protection (the "Optional Rules"), all as amended from time to time (collectively, the "Rules") and the provisions of this Section; provided, however, that the provisions of this Section shall prevail in the event of any conflict with such Rules. The parties agree that they shall use their best efforts to cause the matter to be presented to the arbitral tribunal as soon as possible in light of the complexity of the dispute. The arbitral tribunal, except as provided under the Optional Rules, shall consist of three neutral arbitrators experienced in the industry related to the dispute, one of whom shall be chosen by the claimant and one chosen by respondent, and the two so chosen shall choose the third arbitrator who shall act as chairperson. The parties shall be entitled to engage in discovery in connection with arbitration, which discovery shall be conducted in accordance with Georgia rules of Civil Procedure and Evidence. Additionally, there shall be no evidence by affidavit allowed, and each party shall disclose a list of all documentary evidence to be used, a list of all witnesses and experts to be called by the party at least twenty (20) days prior to the arbitration hearing. The decision of a majority of the arbitral tribunal with respect to the matters referred to them pursuant hereto shall be final and binding upon the parties to the dispute, and confirmation and enforcement thereof may be rendered thereon by any court having jurisdiction upon application of any Person who is a party to the arbitration proceeding. The arbitral tribunal shall assess fees, expenses, compensation, and attorney's fees in the award as provided in the Rules. The arbitral tribunal shall have no power or authority under this Agreement or otherwise to award or provide for the award of punitive or consequential damages against any party. Any arbitration shall be conducted in Atlanta, Georgia.

                           (ii) Other Matters. Notwithstanding any provision of
this Agreement to the contrary, in respect of all disputes, controversies or claims arising out of or relating to this Agreement or the transactions contemplated relating to any matters other than financial matters the parties may exercise any and all rights and remedies available at law or in equity. Without limiting the generality of the foregoing, in the event of a breach or threatened breach by any party hereto of any of its covenants or other obligations hereunder, including, without limitation, the parties' respective obligations to close the transactions contemplated hereby, each of the parties hereby consents and agrees that the non-breaching party shall be entitled to an injunction or similar equitable relief restraining the breaching party(s) from committing or continuing any such breach or threatened breach or granting specific performance of any act required to be performed by the breaching party(s) under any such provision, without the necessity of showing any actual damage or that money damages would not afford an adequate remedy and without the necessity of posting any bond or other security. The right of the non-breaching party to injunctive relief shall be in addition to any and all other remedies available to it and shall not be construed to prevent it from pursuing, either consecutively or concurrently, any and all other legal or equitable remedies available to them including the recovery of monetary damages.

                  (k) Reliance. Each party hereto acknowledges and represents (i) that this Agreement is executed without reliance on any agreement, promise, statement, or representation by or on behalf of any person, except as set forth specifically herein, in the Acquisition Agreements, the HSA-Texas Transaction Documents or the PRGX Transaction Documents, as defined in the Asset Agreement, or the Shareholders' Transaction Documents or the PRGX Transaction Documents, as defined in the Stock Agreement, or referred to herein or therein, (ii) that no person, and no agent or attorney of any person, has made any promises, representations, or warranties whatsoever, whether expressed or implied, which are not expressly contained herein, and (iii) that he or its authorized officer has read this Agreement and is fully aware of its contents and legal effect.

                  (l) Marital Property Rights. The Persons signing in their individual capacities below, whether as a party or as a spouse of a party, acknowledge and agree that: (i) each is individually joining in and assenting to this Agreement, (ii) each consents to and approves of the transactions contemplated by this Agreement, and (iii) each intends individually to be legally bound by this Agreement. Each such individual Person also acknowledges that he or she will directly and personally benefit from the transactions contemplated by this Agreement and the Acquisition Agreements to which such individual or his or her spouse is a party, that such Person has had an opportunity to review all such documents and consult with independent legal counsel, and that PRGX is entering into this Agreement and the Acquisition Agreements in reliance upon the agreements set forth in this paragraph.

                  (m) Section Headings; Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

                  (n) Obligations of HSA-Texas Stockholders. Notwithstanding anything to the contrary contained herein, no stockholder of HSA-Texas (including the Shareholders) nor any of the stockholders of the Stock Companies shall have any obligations under this Agreement unless and until the Required HSA-Texas Vote as required by the Asset Agreement has been obtained from the HSA-Texas stockholders and the required affirmation of the vote of the stockholders of the Stock Companies as required by the Stock Agreement has been obtained from each of such stockholders after delivery to them of the Joint Proxy Statement/Prospectus.

                         [Signatures begin on next page]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                           PRGX:
                           THE PROFIT RECOVERY GROUP
                           INTERNATIONAL, INC.

                           By:
                                ------------------------------------------------
                           Name:  John M. Cook
                           Its:  Chairman of the Board and CEO


                           HSA-TEXAS:
                           HOWARD SCHULTZ & ASSOCIATES
                           INTERNATIONAL, INC.

                           By:
                                ------------------------------------------------
                           Name:  Howard Schultz
                           Its:  Chairman of the Board and CEO


                           -----------------------------------------------------
                           Howard Schultz


                           -----------------------------------------------------
                           Leslie Schultz, signing solely for the purpose of acknowledging the provisions of Section 5(l) hereof


                           -----------------------------------------------------
                           Andrew H. Schultz


                           -----------------------------------------------------
                           Nicole Malkoff Schultz, signing solely for the purpose of acknowledging the provisions of Section 5(l)hereof

                           Andrew H. Schultz Irrevocable Trust
                           u/a dated May 1, 1997


                           By:
                                ------------------------------------------------
                           Andrew H. Schultz, Sole Trustee

                           The Zachary Herman Schultz Trust
                           u/a dated June 3, 1997


                           By:
                               -------------------------------------------------
                                    Howard Schultz, Sole Trustee


                           The Gabriella Schultz Trust
                           u/a dated March 31, 1998


                           By:
                               -------------------------------------------------
                                    Howard Schultz, Sole Trustee


                           The Samuel Joel Schultz Trust
                           u/a dated July 3, 2001


                           By:
                               -------------------------------------------------
                                    Howard Schultz, Sole Trustee


                           The HHS Charitable Lead Annuity Trust
                           u/a dated April 5, 2001


                           By:
                                ------------------------------------------------
                                    Harold Berman, Sole Trustee


                           The LVS Charitable Lead Annuity Trust
                           u/a dated April 5, 2001


                           By:
                                ------------------------------------------------
                                    Harold Berman, Sole Trustee


                           The Daniel Alan Schultz HHS (2001) GST Trust u/a dated April 5, 2001


                           By:
                                ------------------------------------------------
                                    Harold Berman, Sole Trustee

                           The Jaynie Schultz Romaner
                           HHS (2001) GST Trust u/a dated April 5, 2001


                           By:
                                ------------------------------------------------
                                    Harold Berman, Sole Trustee


                           The Andrew Harold Schultz HHS (2001) GST Trust u/a dated April 5, 2001


                           By:
                                ------------------------------------------------
                                    Harold Berman, Sole Trustee


                           The Daniel Alan Schultz LVS (2001) GST Trust u/a dated April 5, 2001


                           By:
                                ------------------------------------------------
                                    Harold Berman, Sole Trustee


                           The Jaynie Schultz Romaner LVS (2001) GST
                           Trust u/a dated April 5, 2001


                           By:
                                ------------------------------------------------
                                    Harold Berman, Sole Trustee


                           The Andrew Harold Schultz LVS (2001) GST Trust u/a dated April 5, 2001


                           By:
                                ------------------------------------------------
                                    Harold Berman, Sole Trustee


                           SHAREHOLDERS' REPRESENTATIVE:


                           -----------------------------------------------------
                           Howard Schultz